Exhibit (10)(b)
On July 27, 2006, the Company’s Board of Directors adopted a resolution extending the Non-Employee Directors’ Compensation plan for an additional term until the earlier of (i) May 21, 2017, (ii) at such time as all of the Company’s Common Shares authorized for award under the Plan and registered under Form S-8 Registration Statement No. 333-30159 shall have been awarded and issued, (iii) at such time as the Company deregisters any Common Shares not issued under the foregoing Registration Statement, or (iv) at such time as the Plan is terminated by action of the Board of Directors.
THE GORMAN-RUPP COMPANY
NON-EMPLOYEE DIRECTORS’
COMPENSATION PLAN
1. Purpose
The purpose of The Gorman-Rupp Company Non-Employee Directors’ Compensation Plan (the “Plan”) is to promote the interests of The Gorman-Rupp Company (the “Company”) and its shareholders by attracting and retaining Non-Employee Directors capable of furthering the future success of the Company and by aligning their economic interests more closely with those of the Company’s shareholders. “Non-Employee Director” means a member of the Board of Directors of the Company (the “Board”) who is not employed by the Company or any of its subsidiaries.
2. Effective Date, Term and Administration of the Plan
The effective date of the Plan is May 22, 1997 (the “Effective Date”).
The term during which Common Shares, without par value, of the Company (“Common Shares”) may be awarded under the Plan shall expire on May 21, 2007, unless earlier terminated by action of the Board.
The Plan will be administered by the Board.
3. Common Shares Available for Awards
The number of Common Shares which may be awarded to Non-Employee Directors shall not exceed 50,000 Common Shares in the aggregate. The Company will file a registration statement on Form S-8 covering 50,000 Common Shares available for award to Non-Employee Directors.
4. Awards of Common Shares
As compensation for regular services to be performed as a Non-Employee Director, an automatic award of 500 Common Shares will be made on each July 1 to each Non-Employee Director than serving on the Board (or as of the date of initial election, as the case may be), commencing after the Effective Date. In addition, each Non-Employee Director will receive $1,000 per Board meeting attended from the date of election to the expiration of his or her time of office. No Common Shares awarded under the Plan shall be subject to forfeiture upon the termination of a Non-Employee Director’s service prior to completion of her or her term.

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Common Shares awarded under the Plan shall be treasury shares. The obligation of the company to deliver Common Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be deemed necessary or advisable by the Company. In particular, upon advice from counsel for the Company, the Company shall take such steps as deemed necessary or advisable to comply with all requirements of the relevant securities laws, including the placement of a “restricted securities” legend on certificates representing Common Shares and the application of a one-year holding period to Common Shares awarded. In addition, the Non-Employee Directors shall remain subject to the following requirements: (i) Common Shares received can only be sold in brokers’ transactions and in accordance with the standard volume limitations of Rule 144 of the Securities Act of 1933, and (ii) Common Shares cannot be sold in violation of the insider trading rules and policies of the American Stock Exchange.
5. ADJUSTMENTS
The number and kind of Common Shares which will be awarded to each Non-Employee Director under Section 4 of the Plan will be automatically adjusted to prevent dilution or enlargement of the rights of Non-Employee Directors in the event of any changes in the number of kind of outstanding Common Shares resulting from a merger, recapitalization, stock exchange, stock split, stock dividend, other extraordinary dividend or distribution, corporate division or other change in the Company’s corporate or capital structure; provided, however, that no such adjustment will be made if the adjustment would cause the Plan to fail to comply with an exemption pursuant to Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”).
6. AMENDMENT, SUSPENSION AND TERMINATION
The Board may at any time amend, suspend or terminate the Plan.
7. COMPLIANCE WITH RULE 16b-3
The Company intends that the Plan and all transactions hereunder meet or will meet all of the requirements of Rule 16b-3 under the 1934 Act.
8. RETENTION OF POWERS
Nothing contained in the Plan shall prevent the Board from exercising those powers granted to it by law, the Company’s Amended Articles of Incorporation, as amended, the Company’s Code of Regulations, or otherwise to set the compensation of directors from time to time.
9. GOVERNING LAW
The Plan shall be construed in accordance with and governed by the laws of the State of Ohio and applicable Federal laws.

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